Exhibit 10.56

SALES CONTRACT

Contract No.: 2010-JKWH-0503-0001

This sales contract (“Contract”) is entered into on March 5th, 2010 (“Effective Date”) in Shanghai, PRC.

Between:

(1)	Shangrao Jinko Solar Import and Export Co., LTD (Hereinafter referred to as the “Seller”)

Address:	Xuri District, Shangrao, Economic Development Zone, Jiangxi Province, China
Post code:	334100
Tel:	+86-793-8469699
Fax:	+86-793-8461152

(2)	TRE Tozzi Renewable Energy (Hereinafter referred to as the “Buyer”)

Address:	Via Zuccherificio, 10 Mezzano (RA) – Italy
Post code:	48010
Tel:	+39 0544 525011
Fax:	+39 0544 525299

(The Seller or the Buyer hereinafter referred to individually as a “Party” and collectively as the “Parties”)

This Contract is subject to bankability of the Seller’s products, and, upon mutual written agreement, some required minor amendments by the Buyer’s bank are allowed. Jinko is committed to receive a technical inspection from a third party (the Bank technical advisor) and has to bear the relevant costs. This inspection has to be carried out by March 31st, 2010. Once bank has accepted Jinko as Seller and contract amendment is complete, Seller will issue Commercial Invoice and bank guarantee in the amount of ****% of total contract volume. Within 10 working days of documents issuance, ****% of advance payment will be paid by the Buyer.

The Buyer and the Seller agree to conduct the following transactions according to the terms and conditions stipulated below:

****	Confidential material omitted and filed separately with the Commission.

1.	Product Description

From the Execution Date hereof to October, 31 2010 (“Contract Period”), the Buyer agrees to buy from the Seller and the Seller agrees to sell the products (“Product”) to the Buyer as set out below. The shipment date and volume for each scheduled order of Products are set out in the schedule for delivery in separate “Delivery Schedule”

		Description of goods			Total
		****mm Multi-cell module, 60 cells ****mm ****Wp Max voltage **** ****%	****6mm Multi-cell module, 60 cells ****mm ****Wp Max voltage **** ****%	****mm Multi-cell module, 60 cells ****mm ****Wp Max voltage **** ****%
Monthly Quantity	Watt	****	****	****	****
Price, May			€****

Price, June			€****

Price, July			€****

Price, August			€****

Price, September			€****

TOTAL Quantity	**** Watt, approx. €****

Total : Approx. EURO **** euro only CIF

The average price per Watt of the total contract shall remain at €**** CIF (Ravenna).

****	Confidential material omitted and filed separately with the Commission.

Optional volume: additional 14 MW at the price of €**** CIF (Italy port) to be confirmed by Buyer no later than May 31, 2010. This volume is to be shipped during the months of July, August and September.

According to the shipment schedule, the Seller shall issue a written Pro-forma invoice to the Buyer by e-mail, facsimile or internationally recognized express courier service (two (2) business days delivery) forty five (45) days prior to the scheduled shipment date (the “Shipment Date”) of each month during the Contract Period. Buyer shall sign and return Proforma invoice within five (5) business days upon receipt. All Proforma Invoices shall be subject to the terms and conditions set forth in this Contract.

Within five (5) business days after its receipt of a Purchase Order from the Buyer, the Seller shall issue a written confirmation and invoice for such Purchase Order to the Buyer (“Confirmation and Invoice”), provided that the quantity of Products ordered conforms to the Delivery Schedule and that the Seller receives the Purchase Order not less than thirty (30) days prior to the proposed Delivery Date. The Confirmation and Invoice shall expressly reference the applicable Purchase Order. Upon subsequent receipt of the Buyer’s payment pursuant to Section 3 and issuance of such Confirmation, the Seller will be bound by the Purchase Order and Confirmation and be obligated to deliver the ordered Products in accordance with the relevant Purchase Order confirmed by the Seller (“Confirmed Purchase Order”). To the extent that there is any conflict among the terms and conditions of this Contract, any Confirmed Purchase Order or any Confirmation thereof, the terms of this Contract shall prevail.

2.	Product Technical Specifications

2.1	Crystalline silicon solar cell Solar module: Type: **** (Dimension: **** mm)

Power tolerance: ****%.

Maximum system voltage: DC **** Volts.

The Seller shall provide a flash report (in an excel form) of every single module evidencing the output power of each module.

2.2	See Appendix A of this Contract: Technical Specification.

3.	Terms of Payment

3.1	The following trade term shall apply to the transactions under this Contract: CIF Ravenna. The above trade terms shall be subject to the International Rules for the Interpretation of Trade Terms adopted by the International Chamber of Commerce effective January 1, 2000, including all amendments thereof (“INCOTERMS 2000”).

****	Confidential material omitted and filed separately with the Commission.

3.2	Terms of Payment

****% of the total contract price as set out in the table of Section 1 shall be paid as advance payment by T/T within **** working days from the receipt of Commercial Invoice and Bank guarantee of ****% of the total contract volume.

****% of the balance shall be paid by D/P against Bill of Lading at arrival in Buyer’s port.

3.3	The total purchase price for each shipment will be calculated based on the nominal power of the solar modules as recorded on the commercial invoice.

3.4	Bank Information

Opening Bank:	BANK OF CHINA, SHANGRAO BRANCH

Bank Address:	43 SHENGLI ROAD, SHANGRAO, JIANGXI PROVINCE, CHINA

Swift Code:	BKCHCNBJ550

Beneficiary:	Shangrao jinko solar lmport and Export Co., Ltd.

Beneficiary Address:	Xuri District, Shangrao Economic Development Zone, Jiangxi Province, China

Beneficiary’s Bank Account:	739173935828094038 (Euro account)

4.	Title and Risk of Loss/Insurance

4.1	Risks of loss or damage, as well as any additional costs due to events occurring after the time of delivery shall pass to the Buyer on delivery in accordance with CIF Incoterms 2000: However, title to the Products per specified delivery shall pass to the Buyer only after payment for those particular Products has been received in full.

4.2	The Seller also has to procure marine insurance against the Buyer’s risk of loss of or damage to the Products during the carriage only on minimum insurance coverage in accordance with C.I.F Incoterms 2000.

4.3	The Buyer shall at its own cost maintain insurance coverage against all risks which would normally be insured against by a prudent businessman in respect of Products supplied to it commencing from the time when the Products surpass the rail of the carrying vessel and extending until such time as title in the Products passes to the Buyer in accordance with Par.1 above.

****	Confidential material omitted and filed separately with the Commission.

5.	Terms of Shipment

5.1	Date of shipment: To be determined in a separate Annex

5.2	Port of Loading: Shanghai, CHINA

5.3	Port of Destination: Ravenna, ITALY

5.4	Prior to packing and shipment, modules shall be arranged according to the output power with 1 Watt peak increment. Each pallet and each container shall contain modules with the same output power with 1 Watt peak increment, unless specified and mutually agreed otherwise.

5.5	Notice of Shipment

In the case of a shipment by CIF [Ravenna], the Seller shall inform the Buyer the contacts of the forwarding agent, and dispatch date of the relevant vessel by written notice within two (2) working days after the Date of Shipment.

6.	Packing

6.1	The packing of the Product shall be suitable for ocean transportation and provide protection against dampness, humidity, rust, wear and tear, and shock. The Seller shall be liable for any damage to the Product caused by inadequate or improper packing during the shipment, provided, however, that Seller will not be liable for any damage to the Product caused by or attributable to the carrier, or by any other factor not within the Seller’s control; or

6.2	The packing of the Product shall be suitable for long distance sea transportation and provide protection against dampness, humidity, rust, wear and tear, shock and rough handling. The Seller shall be liable for any damage to the Product caused by inadequate or improper packing during the shipment.

7.	Warranty & Claims

Detailed information about Warranty & Claims is included in Appendix B.

8.	Force Majeure

1)	Neither Party shall be liable to the other Party for failure of or delay in performance of any obligation under this Contract, directly, or indirectly, owing to acts of God, war, war-like condition, embargoes, riots, strike, lock-out and other events beyond its reasonable control which were not reasonably foreseeable and whose effects cannot be overcome without unreasonable expense and/or loss of time to the affected Party (i.e., the Party that is unable to perform)

2)	If a Force Majeure event occurs, the affected Party shall notify the other Party of the occurrence thereof within seven (7) calendar days of its occurrence, and send a certificate confirming the occurrence of the Force Majeure event issued by the relevant local authorities within fifteen (15) calendar days from the date the event occurred. Thereafter, the Parties shall discuss the best way to resolve the delay or interruption caused by the event. If the conditions of Force Majeure continue to materially impede performance of any material obligation under this Contract for a period of more than three (3) consecutive calendar months, then either Party shall be entitled to terminate this Agreement without consequence upon 30 days’ prior written notice to the other Party.

9.	Breach Liabilities

(i)	Based on the requirement of Seller’s commercial strategy, Buyer warrants that it shall not resell Seller’s Product into the countries of USA, Canada and Israel, failing of which Buyer shall be fully responsible for all of loss from the Seller.

(ii)	Buyer shall warrants that it holds good commercial reputation and is in good financial condition, failing of which Buyer shall be fully responsible and compensate Seller’s loss therein provided that Seller cannot obtain any loan and insurance policy due to Buyer’s such failure.

(iii)	Buyer shall be responsible for any loss arising from its failure upon timely receipt of the Product of Seller at the destination port.

(iv)	Unless otherwise provided for under this Contract, if Buyer delays in making payment, Buyer shall pay liquidated damages equal to 0.05% of the Contract amount per day to the Seller. If the delay exceeds (14) days, Buyer shall be deemed as unable to pay, and Seller shall have the right to terminate the Contract immediately and require the Buyer to pay liquidated damages equal to 0.3% of the Contract amount without affecting the Seller’s other rights under the Contract.

(v)	If the Buyer fails to make payment or terminates the Contract unilaterally, the Buyer shall pay liquidated damages equal to 5% of the Contract amount without affecting the Seller’s other rights under the Contract.

(vi)	Unless otherwise provided for under this Contract, if Seller delays in shipping the goods for more than (14) days, Seller shall pay liquidated damages equal to 0.05% of the Contract amount per day to the Buyer. If the delay exceeds (21) days, Seller shall be deemed as unable to produce and ship the goods, and Buyer shall have the right to terminate the Contract immediately.

10.	Contract Disclosure

Buyer agrees that Seller can disclose the main content of this Contract to the state security commission of the country where Seller is preparing for its listing affairs as required.

11.	Non-transfer

No right to transfer any right or obligation of this Contract by any Party without express written approval of the other Party.

12.	Applicable Law

This Contract shall be construed under and governed by the laws of Germany, except as otherwise expressly provided to be governed by INCOTERMS 2000. For any specific matter that is not covered by German law or INCOTERMS 2000, the general international business practices shall apply.

13.	Arbitration

Any dispute in connection with or arising from the Contract shall be settled through friendly negotiations. If no settlement can be reached, the dispute shall be submitted for arbitration to Chinese-European Arbitration Center in Hamburg, GERMANY, for arbitration in accordance with the UNCITRAL Arbitration Rules in effect at the time of applying for arbitration. The arbitration shall take place in Hamburg, GERMANY, and the arbitral award shall be final and binding upon both parties; and the arbitration fee shall be borne by the losing party.

14.	Miscellaneous

1)	Each Party shall ensure that neither it nor its affiliates and each of their directors, senior officers and employees has made or will make any disclosure or announcement in respect of:

(1)	this Contract;

(2)	the transaction;

(3)	the fact that the Parties are in negotiation with each other; and

(4)	any communication and information in relation to any of the above (“Confidential Information”).

Each Party shall not disclose the contents of any Confidential Information to any person other than its affiliates or its or its affiliates senior officers, directors, employees and professional advisors involved in the negotiation of the transaction and/or evaluation on a need-to-know basis and only after they have been notified of this Section of this Contract and been required to comply with it.

Provided, however that if disclosure of any Confidential Information is agreed to by the Parties in writing in advance or is required to be disclosed pursuant to any applicable law or by any order of a court or other governmental body with jurisdiction, including without limitation, the disclosure requirements of any future IPO conducted by the Seller, such disclosure will not be deemed a breach of 1) of this Section.

2)	This Contract, together with its all Appendixes constitutes the whole and has the same effectiveness.

3)	This Contract is drafted in Chinese and English. In case of any discrepancy between the two versions, the English version shall prevail. This contract is executed in duplicate. Each party holds one version with the same effectiveness.

4)	The Contract shall take effect upon the seal and signature of the appointed representatives of the Parties with seals on the perforation.

The Contract has been duly executed by the appointed representatives of the Parties on March 5, 2010.

Appendices:

Appendix A: Technical Specification

Appendix B: Limited Warranty for PV Modules

/s/Gulnara Abdullina

On Behalf of

Jinko Solar Co., Ltd

Appointed Representative

Gulnara Abdullina

/s/Franco Tozzi

On behalf of

TRE Tozzi Renewable Energy

Appointed Representative

Franco Tozzi, President

Appendix A to Contract No: 2010-JKWH-0503-0001

**** ****W Poly-crystalline Solar Module (**** inch Cell)

SPECIFICATIONS

www.jinkosolar.com

Model Type	****	****	****

Maximum Power (Pmax)	****Wp	****Wp	****Wp

Cell Type	Poly-crystalline ****mm (**** inch)

No. of Cells	**** (****)

Dimensions	****mm (****inch)

Weight	****kg (****lbs.)

Packing Configuration	**** modules/box, **** boxes per pallet, **** pcs/**** pallets per **** foot container

Maximum Power Voltage (Vmp)	****V	****V	****V

Maximum Power Current (Imp)	****A	****A	****A

Open-Circuit Voltage (Voc)	****V	****V	****V

Short-Circuit Current (Isc)	****A	****A	****A

No. of Diode	****

Maximum System Voltage	****V (TUV,VDE) DC

Maximum Series Fuse Rating	****A

Power Tolerance	****%

Temperature Coefficients of Pmax	****ºC

Temperature Coefficients of Voc	****ºC

Temperature Coefficients of Isc	****ºC

Nominal Operating Cell Temperature (NOCT)	****ºC

STC: Irradiance 1000W/m², Module Temperature 25ºC, AM=1.5

****	Confidential material omitted and filed separately with the Commission.

Jinko Solar Warranty Terms

Photovoltaic Module Limited Warranty

1.	Limited Product Warranty – Five Year Repair or Replacement

Jinko Solar Co., Ltd. (“Jinko”) warrants that its photovoltaic modules together with the DC connector cable assemblies are free from defects, if any, in materials and workmanship under normal application, use, installation and service conditions for a period of pending sixty (60) months from the shipment date of Jinko modules (“Modules”) to the original end-customer (“Customer”). If Modules become malfunction or inoperative due to defect in material or workmanship during such pending sixty (60) months period set forth above, Jinko will, at its own option, either repair or replace the Modules in problem. The repair or replacement or remedy shall be the sole and exclusive remedy provided under this Limited Warranty.

2.	Limited Peak Power Warranty and Limited Remedy

A.	**** years

Provided that, within a period of **** years from the shipment date of the Modules to the Customer, any Module exhibits a power output less than 90% of the minimum peak power at Standard Test Conditions, and the reason for such loss in power is due to Modules’ defects in material or workmanship attributed to Jinko , who will, at its sole option and discretion, either [1] make up such loss in power by providing to Customer additional Modules; or [2] repair or replace the defective Modules including free shipping to the place supplied by Jinko.

B.	25 years

Provided that, within a period of twenty-five (25) years from shipment date of the Modules to the Customer, any Module exhibits a power output less than 80% of the minimum peak power at Standard Test Conditions, and the reason for such loss in power is due to Modules’ defects in material or workmanship attributed to Jinko, who will, at its sole option and discretion, either [1] make up such loss in power by providing to the end-user Customer additional Modules; or [2] repair or replace the defective Modules including free shipping to the place applied by Jinko.

The remedies set forth in Section 2 are the sole and exclusive remedies provided under the limited minimum Peak Power Warranty.

****	Confidential material omitted and filed separately with the Commission.

3.	Exclusions and Limitations;

A.	Warranty claims, in any event, shall be filed in writing to Jinko or its authorized distributors within the applicable warranting period

B.	These Limited Warranties will not be applied to normal wear and tear, to the natural effects of exposure to weather conditions over time, or to the Modules which under Jinko’s sole judgment have been subjected to:

•	Misuse, abuse, neglect, vandalism or accident;

•	Alteration, improper installation or application

•	Repair or modifications that do not strictly follow the manufacturer’s instructions;

•	Non-observance of Jinko’s maintenance instructions;

•	Power failure, electrical spikes or surges, lighting, flood, fire, accidental breakage or otherevents outside the control of Jinko.

C.	These Limited Warranties only cover the transportation costs for shipment of any repaired or replaced Modules to the place applied by Jinko. Any costs for returning the Modules to Jinko or its authorized agents and authorized distributors, or costs associated with installation, removal or reinstallation of the Modules, shall be borne by the end user Customers.

D.	Warranty claims will not be honored if the type or serial number of Jinko Modules have been altered, removed or made illegible without written authorization from Jinko.

4.	Transferability

This warranty is extended to the original end-user purchaser, and is also transferable to any subsequent owner of the location or holder of the product when Module(s) remain at their original installed location upon satisfactory proof of succession or assignment.

5.	Obtaining Warranty Performance

In order to obtain warranty service under the Jinko Limited Warranty, the end user Customer should promptly notify Jinko regional customer service center. Together with the notification, the complete serial number printed on the module label and the shipment date of its Modules shall be marked as well. If the Modules will be returned for inspection, repair or replacement by Jinko, Jinko will give the Customer a Return Merchandise Authorization (RMA). However, Jinko will not accept a return of any Modules without a RMA.

6.	Disputes

No action, regardless of form, arising out of or in any way connected with this Limited Warranty, may be brought by the end user Customer more than one (1) year from the date when causes of action occurred.

7.	Various

The repair or replacement of the Modules or the supply of additional Modules does not lead to a new commencement of warranty terms, nor shall the original terms of this Limited Warranty be extended. Any replaced Modules shall become the property of Jinko. Jinko shall at its own options to deliver another type of PV Modules (different in size, color, shape, or power), either a new brand or the original one, in case of that Jinko has discontinued producing the module in question at the time of the claim.

8.	Force Majeure

Jinko shall not be in any way be responsible or liable to the end user Customer or any third-party arising out of any non-performance or delay in performance of any terms and conditions of sale, including this Limited Warranty, due to fire, flood, blizzard, hurricane, thunder, acts of God, changes of public policies, terrorism, war, riots, strikes, unavailability of suitable and sufficient labor or materials and other events which are out of control of Jinko.

NOTE: “Peak Power” is the power in watt peak that a PV-module generates in its maximum power point. Jinko Solar measurements are as follows (a) light spectrum of AM 1.5, (b) an irradiation of 1,000W per m2 and (c) a cell temperature of 25 degree Centigrade. The measurements are carried out in accordance with IEC61215 as tested at the junction box terminals per the calibration and testing standards of Jinko valid at the date of manufacture of the PV-Modules. Jinko’s calibration standards shall be in compliance with the standards applied by international institutions accredited for this purpose.

Jinko Solar

2009.12.31